UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 26, 2021

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Cottonwood Communities, Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-56165	61-1805524
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1245 Brickyard Road, Suite 250
Salt Lake City, Utah 84106
(Address of Principal Executive Offices)
(801) 278-0700
(Registrant’s Telephone Number, Including Area Code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01     Entry into a Material Definitive Agreement

On October 26, 2021, Cottonwood Communities, Inc. (the “Company”), through a wholly owned subsidiary of its operating partnership, entered a real estate purchase contract with 33rd and 13th, LLC (the "Seller") to purchase a multifamily development project located on 1.76 acres of land and referred to as 33rd and 13th – Millcreek in Millcreek, Utah (the “Project”) for $7.2 million. The Seller is directly or indirectly owned by the following individuals who are also executive officers of the Company: Daniel Shaeffer (11.3636%), Chad Christensen (22.7273%), Gregg Christensen (11.3636%), Glenn Rand (2.2727%), Stan Hanks (2.2727%), Susan Hallenberg (1.8182%) and Eric Marlin (1.3636%). In addition, an unaffiliated third party owns 36.3636% of the Seller and the balance is owned by non-executive employees of the Company or its affiliates. The purchase of the Project was approved by the conflicts committee of the board of directors, which is comprised entirely of independent directors who have no interest in the transaction. In addition, the purchase price for the Project was established based on an appraisal provided by an independent third-party appraisal firm. On October 29, 2021, the Company acquired the Project.

Upon completion, the Project is expected to comprise approximately 226 apartments and 4,000 square feet of retail space. The total development cost of the Project is expected to be approximately $71.8 million, of which approximately $28.7 million is expected to be funded by capital contributions. The Project is expected to break ground during the third quarter of 2022 and be completed in the summer of 2024. Although the Company expects the Project to be completed as described, the Company can provide no assurances that the development plans or timing will not change.

In addition, on November 1, 2021, the Company, through a wholly owned subsidiary of its operating partnership, entered a Membership Interest Purchase Agreement to sell all of the membership interests of Sugar House Commons, LLC ("Windsor Court") directly or indirectly to the following individuals who are also executive officers of the Company: Daniel Shaeffer, Chad Christensen, Gregg Christensen and Eric Marlin for $510,000. The sole asset of Sugar House Commons, LLC is a 0.72-acre parcel of land located in Salt Lake City, Utah valued at $510,000 pursuant to a recent third-party appraisal report. The sale was approved by the conflicts committee of the board of directors, which is comprised entirely of independent directors who have no interest in the transaction. The Company expects the disposition of Windsor Court to close in the fourth quarter of 2021 upon satisfaction of agreed upon closing conditions although the Company can provide no assurances that events will not arise that could prevent the Company from disposing of the property.

Forward-Looking Statements

This Current Report on Form 8-K includes certain statements that are intended to be deemed “forward-looking statements” within the meaning of, and to be covered by the safe harbor provisions contained in, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or other similar words or terms. These forward-looking statements include, but are not limited to, statements regarding the plans for the Project, the development costs of the Project, and the expected commencement and completion date of the Project. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the occurrence of any event, change or other circumstances that could give rise to a change in the scope, budget or timing of the Project including the failure to receive building permits and approval by the city for the project plans and other risks inherent in development projects such as cost overruns and schedule delays. For a further discussion of these factors and other risk factors that could lead to actual results materially different from those described in the forward-looking statements, see “Risk Factors” under Item 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent periodic and current reports filed with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTTONWOOD COMMUNITIES, INC.

By:	/s/ Adam Larson
Name:	Adam Larson
Title:	Chief Financial Officer

Date:   November 1, 2021